Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141232, No. 333-188445, No. 333-119538, No. 333-196873, and No. 333-211155 on Form S-8 of Central Pacific Financial Corp. of our report dated February 25, 2020 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Sacramento, California
February 25, 2020